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                         INTERMEDIA COMMUNICATIONS INC.
           EXHIBIT 11 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

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
                                              YEAR ENDED DECEMBER 31
                                       ---------------------------------------
                                          1994          1995          1996
                                       -----------  ------------  ------------
Average shares outstanding............   8,955,993    10,035,774    14,017,597
                                       ===========  ============  ============
Loss before extraordinary item........ $(3,067,379) $(19,156,597) $(57,198,711)
Extraordinary item....................         --     (1,592,045)          --
                                       -----------  ------------  ------------
Net loss.............................. $(3,067,379) $(20,748,642) $(57,198,711)
                                       ===========  ============  ============
Per share amount:
  Loss before extraordinary item...... $     (0.34) $      (1.91) $      (4.08)
  Extraordinary item..................         --          (0.16)          --
                                       -----------  ------------  ------------
Net loss.............................. $     (0.34) $      (2.07) $      (4.08)
                                       ===========  ============  ============
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